UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 11, 2008
Date of Report (Date of earliest event reported)

   Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
       Mercerville, NJ 08619-0127
(Address of principal executive offices and Zip Code)

       609-584-3000
(Registrant’s telephone number, including area code)

       N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On March 11, 2008 Congoleum Corporation (the “Company”) and American Biltrite, Inc (“ABI”) entered into an Amendment to Business Relations Agreement which renewed that Business Relations Agreement until the earlier of (a) the effective date of a plan of reorganization for the Company, following a final order of confirmation, or (b) September 30, 2008.  The amendment was approved by the United States Bankruptcy Court for the District of New Jersey on March 11, 2008.  A copy of the amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On March 11, 2008, the Company and ABI entered into a Fifth Amendment to Personal Services Agreement which renewed that Personal Services Agreement until the earlier of (a) the effective date of a plan of reorganization for the Company, following a final order of confirmation, or (b) September 30, 2008.  The amendment was approved by the United States Bankruptcy Court for the District of New Jersey on March 11, 2008.  A copy of the amendment is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

ITEM 2.02  Results of Operations and Financial Condition

On March 12, 2008, the Company issued a press release announcing its financial results for the three months and twelve months ended December 31, 2007.  The text of the press release is filed herewith as Exhibit 99.1, and incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Business Relations Agreement, dated March 11, 2008, by and between American Biltrite, Inc. and Congoleum Corporation
10.2	Fifth Amendment to Personal Services Agreement, dated as of March 11, 2008, by and between American Biltrite, Inc. and Congoleum Corporation
99.1	Press release, dated March 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	Congoleum Corporation

	By:	/s/ Howard N. Feist III
	Name:	Howard N. Feist III
	Title:	Chief Financial Officer